MeltroniX, Inc.
Convertible Promissory Note

San Diego, California
May 3, 2002

1. FOR VALUE RECEIVED, tile undersigned, MeltroniX, Inc., a California corporation ("Maker"), with principal offices at 9577 Chesapeake Drive, San Diego, CA 92123" 1304, promises to pay to the order of Solana Venture Group, L.P., a California Limited Partnership (the "Payee"), with principal offices at 990 Highland Drive, Suite 314, Solana Beach, CA 92075 (Payee and any subsequent holder(s) hereof are hereinafter individually and collectively referred to as "Holder"). the lesser of (i) the principal sum of ONE MILLION THREE HUNDRED THOUSAND AND NO/100THS DOLLARS (U.S. $1,300,000) or (ii) the unpaid principal balance of all sums advanced hereunder by Holder (pursuant to Paragraph 5 below and the best efforts provisions therein set forth) then outstanding, together with interest on the outstanding principal balance from the date advanced and thereafter compounded annually at a rate equal to 9% per annum. This Note is payable at Payee's offices at 990 Highland Drive, Suite 314, Solana Beach, CA 92075. Reference is hereby made to the Maker's January 8, 2002 S"2 filing with the U.S. Securities and Exchange Commission.

2. The outstanding principal hereunder, and all interest accrued thereon) may be prepaid in whole or in part, at any time and from time to time, without premium or penalty, provided that Payee has waived, in writing, its right to convert this Note, or any portion thereof, to the Maker's Common Stock.

3. Subject to the Payee's best efforts (set forth in Paragraph 5). Payee will disburse according to the schedule set forth in Paragraph 5. The entire balance of all advances hereunder that may be outstanding from time to time shall constitute a single indebtedness. and no single advance increasing the outstanding balance hereof shall itself be considered a separate loan, but rather an increase in the aggregate outstanding balance of the indebtedness evidenced hereby. Maker agrees that Payee may refuse to honor its obligations to advance funds under Paragraph 5 below if Maker is in default of this Note.

4. Maker and Holder shall each have the right at any time to convert all or any portion of the unpaid principal amount of this Note plus any unpaid accrued interest thereon that the Company elects not to pay in cash into fully paid and nonassessable shares of Maker's common stock. The conversion price per share ("Conversion Price") shall be the lesser of: (i) 75% of the ten (10) day average closing price of Maker's common stock, as quoted on the OTCBB, from Apri15th to April 18th, or (ii) 75% of the closing price of Maker's common stock the business day before the conversion, as quoted on the OTCBB. For example, if the 10-day closing average is $0.10, and the closing price of Maker's common stock the business day before conversion is $0.11, then the conversion price is $0.075.

5. This Note shall consist of the following transactions:

(a) Maker and Payee acknowledge that Payee has already provided $150,000 cash to Maker. This amount shall be added to the principal amount outstanding under this Note. Maker shall immediately convert (at the Conversion Price) $150,000 of the outstanding principal under this Note to restricted shares of Maker's common stock and issue such shares to Payee.
(b) In the month of May 2002, Payee will transfer to Maker $250,000 in immediately available funds. Upon receiving such amount. Maker shall immediately convert (at the Conversion Price) $250,000 of the outstanding principal under this Note to restricted shares of Maker's common stock and issue such shares to Payee. In addition, as a due diligence fee to the Payee, Maker shall immediately issue shares of Maker's Common Stock with an aggregate value (where each share is valued at the Conversion Price) of $150,000 (not from the outstanding principal under this Note) to restricted shares of Maker's common stock and issue shares to Payee.
(c) In the month of June 2002, Payee will transfer to Maker $250,000 in immediately available funds. Upon receiving such amount, Maker shall immediately convert (at. the Conversion Price) $250,000 of the outstanding principal under this Note to restricted shares of Maker's common stock and issue such shares to Payee.
(d) In the month of July 2002, Payee will transfer to Maker $250,000 in immediately available funds. Upon receiving such amount, Maker shall immediately convert (at the Conversion Price) $250,000 of the outstanding principal under this Note to restricted shares of Maker's common stock and issue such shares to Payee.
(e) In the month of September 2002, Payee will transfer to Maker $250,000 in immediately available funds. Upon receiving such amount, Maker shall immediately convert (at the Conversion Price) $250,000 of the outstanding principal under this Note to restricted shares of Maker's common stock and issue such shares to Payee.

THIS NOTE AND THE TRANSACTIONS DESCRIBED HEREIN ARE SUBJECT TO THE PAYEE'S BEST EFFORTS. Payee shall have the authority to alter the timing of these transactions subject to best efforts. In addition, Payee shall have the authority to alter the amounts set forth above subject to best efforts. Payee expressly understands and agrees that funding is or may be dependent, in whole or in part, on third parties (including but not limited to capital calls). for which Payee may or may not have control or influence. Maker expressly understands and agrees that no funding whatsoever may occur pursuant to this Kate or any other instrument. Maker expressly understands and agrees that there may be substantial modifications to the schedule and amounts set forth above. However, Payee shall use its best eff9rts to meet the schedule above and to fund in the amounts provided above.

BEST EFFORTS: MAKER INITIAL HERE ______________

Maker agrees to use its best efforts to hold a shareholders' meeting on June 4, 2002 for the purpose of seeking shareholder approval to increase the Maker's number of authorized shares from 50,000,000 to 130,000,000. Maker agrees to file for registration of these shares with the U.S. Securities and Exchange Commission (and with any applicable state agency, if required by Jaw) within 7 days of such shareholders' meeting. It is understood among the parties -d1at registration will take approximately four (4) to six (6) weeks, and. as a result, the anticipated date upon which Maker's registration statement shall be effective, is approximately July 16, 2002.

Within twenty-four (24) hours of receiving notice that its registration statement is effective, Maker will exchange all shares of restricted stock held by the Payee pursuant to subparagraphs (a) through (d) above, for shares of stock registered pursuant to the above registration statement. The exchange shall be one (1) share of restricted stock for one (1) share of registered stock. Maker shall be under a continuing duty to exchange all restricted stock for registered stock until all of restricted stock received by Payee under subparagraphs (a) through (d) above is exchanged for registered stock.

6. Penalties. The Conversion Price shall be reduced by ten percent (10%) upon any of the following events: (1) the Maker fails to hold a shareholder's meeting within a reasonable time after June 4, 2002, for the purpose indicated above; (2) the Maker fails to file a registration statement within a reasonable time after June 11, 2002; (4) Maker fails to use its best efforts to achieve effectiveness of such registration statement; or (5) Maker fails to timely exchange restricted stock for registered stock as provided in Paragraph 5 above.

7. Anti-dilution. Maker agrees to provide full-ratchet anti-dilution protection to the Payee in regard to all shares held by the Payee pursuant to subparagraphs (a) through (d) above.

8. In the event of any merger, reorganization. or consolidation of Maker (hereinafter referred to as a "merger") with or into another corporation (other than a merger in which Maker is the surviving corporation and which does not result in any reclassification or change of outstanding shares of common stock of Maker), or in the case of a sale or conveyance to another corporation of property of Maker as an entirety or substantially as an entirety, such successor corporation (hereinafter the "Company"), shall execute and deliver to Holder an amendment to the Note providing that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock of the Company as Holder would be entitled if Holder had converted the Note into shares of Maker immediately prior to the merger, and then exchanged the shares of Maker for the shares of the Company, in accordance with the conversion rate established by the agreement of merger, plan of organization, or agreement of consolidation.

9. If any of the following events shall occur, the outstanding principal balance of this Note together 'With accrued interest thereon shall, at the option of the Holder of this Note, be due and payable: (i) any amount owing under this Note is not paid when due, and nonpayment continues for five (5) days after Maker receives written notice thereof; (ii) a default under any other provision of this Note or under any guarantee or other agreement providing security for the payment of this Note; (iii) a breach of any representation or warranty under this Note or under any such guarantee or other agreement; (iv) the liquidation, dissolution" death or incompetency of the Maker or any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this Note; (v) the sale of a material portion of the business and assets of the Maker or any corporation, partnership or other entity guaranteeing or providing security for the payment of this Note, except as provided in Paragraph 7; (vi) the filing of a petition under any bankruptcy, insolvency or similar law by the Maker or by any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this Note; (vii) the making of any assignment for the benefit of creditors by the Maker or by any individual. corporation. partnership or other entity guaranteeing or providing security for the payment of this Note; and (viii) the flling of a petition under anr bankruptcy, insolvency or similar law against the Maker or against any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this Note and such petition not being disn'1issed within a period of sixty (60) days of the filing.

10. The outstanding balance of any amount owing under this Note that is not paid when due shall bear interest at the rate of twelve percent (12%) per annum.

11. In the event that this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness hereby, the Maker and any oilier parties obligated hereon agree to pay reasonable attorney fees and costs, all court and other costs and the reasonable costs of any other collection efforts.

12. All parties hereto waive demand, notice and presentment and protest.

13. To the extent any payment of interest or other consideration owing by reason of the advances extended hereunder is determined by a court of competent jurisdiction to exceed the amount permissible under any usury law or any applicable state or other jurisdiction, this Note shall be automatically reformed to allow the payment of the maximum amount of consideration permitted under such law, and the Note shall otherwise remain in full force and effect.

14. This Note and the obligations of the undersigned shall be governed by and construed in accordance with the law of the State of California. For purposes of any proceeding involving this Note or any of the obligations of the undersigned, the undersigned hereby submits to the non-exclusive jurisdiction of the courts of the State of California and of the United States having jurisdiction in the County of San Diego, State of California, and agrees not to raise and waives any objection to or defense based upon the venue of any such court or based upon forum non conveniens. The Maker agrees not to bring any action or other proceeding with respect to this Note or with respect to any of its obligations in any other court unless such courts of the State of California and of the United States determine that they do not have jurisdiction in the matter. The Maker will at all times maintain an agent to receive service of process in California on its behalf with respect to this Note, and in the event that, for any reason, the agent or any successor agent shall no longer serve as agent of the Maker to receive service of process in California, the Maker shall promptly appoint a successor and advise the holder of this Note thereof.

15. The failure or delay by the Holder of this Note in exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Holder of this Note may not waive any of its rights except by an instrument in writing signed by the Holder.

16. This Note may not be amended without the written consent of the parties hereto.

17. Maker affirms that it has made no material misrepresentations to the Payee concerning any matter potentially affecting this Note or the transactions set forth herein. Maker shall be under a continuing duty to correct any and all statements upon which Payee relied in extending funds hereunder, which statements would in the absence of such correction be materially misleading.

Maker:	Payee:
MeltroniX, Inc.	Solana Venture Group, L.P.

/s/ Robert Czajkowski	/s/ Jim Cavataio
By: Robert Czajkowski	By: Jim Cavataio
Its: CEO and President	Its: Vice President

CRAFT FRIDKIN & RHYNE, L.L.C.

ATTORNEYS AT LAW

May 6, 2002

Solana Venture Group, L.P.
990 Highland Drive, Suite 314
So1anaBeach. CA 92075

Re:	Loan ("Loan") from Solana Venture Group, L.P. ("Lender") to MeltroniX, Inc., a California Corporation ("MeltroniX").

Ladies and Gentlemen:

We have acted as counsel for MeltroniX in connection with the Loan. In connection with the Loan, we have examined and relied as to matters of fact upon originals or copies, certified or otherwise identified to our satisfaction, and other such documents, agreements, corporate records and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed below, including without limitation (i) relevant provisions of the California Corporations Code, (ii) the Articles of Incorporation of MeltroniX, and (iii) a certificate of fact executed by Richard A. Ausbrook, Secretary of MeltroniX ("Certificate of Fact").

In our examination of the foregoing, we have assumed the due execution and genuineness of all signatures on all documents we examined, the authenticity and validity of all minutes of the Board of Directors, stock records, and other documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, and we have relied as to all other matters of fact upon the factual representations contained in the Certificate of Fact.

Capitalized terms used herein and not otherwise defined have meanings provided in the Term Sheet.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, to the best of our knowledge:

1. There are currently 29,848,331 shares of MeltroniX common stock, no par value ("Common Stock") issued and outstanding on a nondiluted basis.

2. There are currently 8,230,780 shares of MeltroniX preferred stock, no par value issued and outstanding.

3. There are currently 59,528,963 shares of MeltroniX common stock, no par value, issued and outstanding on a fully diluted basis, after giving effect to any possible conversions into Common Stock by the holders of any preferred stock, notes, instruments, options, warrants or other agreements granting a right to convert into Common Stock, including options held by directors and employees.

Whenever our opinion with respect to the existence or absence of facts, conditions or circumstances is qualified by the phrase "to the best of our knowledge," or "of which we have knowledge" or similar language, we have relied solely upon the Certificate of Fact or other representations directed to us on the subject matter contained herein by management of MeltroniX.

This opinion limited to the matters stated herein as of the date hereof, and no opinion is implied or may be inferred beyond the matters expressly stated. This letter constitutes our opinion only and shall not be deemed to be a guarantee of the matters set forth herein. We assume no obligations to update or supplement this opinion to reflect any facts or circumstances which may hereafter arise or come to our attention or changes in law which may hereafter occur.

This letter is furnished by us as counsel for MeltroniX in connection with the Loan, and is solely for the benefit of Melt:roniX and Lender regarding the Loan. This letter is not to be used, circu1ated, quoted, relied upon or otherwise referred to for any other purpose without our express written consent.

Sincerely, CRAFT FRIDKIN& RHYNE, L.L.C. /s/ Arthur E. Fillmore, II Arthur E. Fillmore, II

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